UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2023

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2023, Avangrid, Inc. (the “Corporation”), New York State Electric & Gas Corporation (“NYSEG”), Rochester Gas and Electric Corporation (“RGE”), Central Maine Power Company (“CMP”), The United Illuminating Company (“UI”), Connecticut Natural Gas Corporation (“CNG”), The Southern Connecticut Gas Company (“SCG”) and The Berkshire Gas Company (“BGC” and together with the Corporation, NYSEG, RGE, CMP, UI and CNG, the “Borrowers”) entered into Amendment No. 2 to the Revolving Credit Agreement, dated November 23, 2021, among the Borrowers and a syndicate of banks, which amended and restated the facility to, among other things, provide for the replacement of LIBOR-based rates with SOFR-based rates (as amended, the “Revolving Credit Facility”). In addition, the amendment removes provisions related to the extension of credit to the Public Service Company of New Mexico and Texas-New Mexico Power Company, which have not been joined as Borrowers under the Revolving Credit Agreement, since the proposed merger (the “Merger”) of PNM Resources, Inc. (“PNMR”) and NM Green Holdings, Inc., a wholly-owned subsidiary of the Corporation, has not yet been consummated.

On July 19, 2023, Avangrid, Inc. (the “Corporation”) entered into an intra-group green loan agreement with Iberdrola Financiación, S.A.U., a wholly-owned subsidiary of Iberdrola, S.A. (the “Lender”), which owns 81.5% of the issued and outstanding shares of common stock of the Corporation (the “Intra-Group Green Loan Agreement”). The Intra-Group Green Loan Agreement provides the Corporation with an unsecured subordinated loan in an aggregate principal amount of $800,000,000 (the “Loan”).

The Loan bears interest at a rate per annum equal to 5.453%. Interest is payable in arrears in six-month periods with the first interest payment date commencing on January 13, 2024 and continuing until July 13, 2033, the maturity date of the Loan. The Corporation is required to repay the Loan in full upon a change of control of the Corporation. In addition, upon three business days’ notice to the Lender, the Corporation may voluntarily repay the Loan and any accrued and unpaid interest, in whole or in part; provided, that if such pre-payment due to the Corporation’s identification of other financing options the Corporation and the Lender shall negotiate in good faith to enter into an amendment of the Intra-Group Green Loan Agreement. In the event that no agreements have been reached for such amendment of the Intra-Group Green Loan Agreement prior to the expiration of the offer period of such other possible financing options, the Corporation shall also pay Break Costs (as defined in the Intra-Group Green Loan Agreement). The Intra-Group Loan Agreement contains certain customary affirmative and negative covenants and events of default.

On July 19, 2023, the Corporation entered into an intra-group credit facility with the Lender (the “Intra-Group Credit Facility”). The Intra-Group Credit Facility provides for revolving loans to be made available to the Corporation in the aggregate principal amount of up to $750 million and contains customary representations and warranties and events of default. Under the Intra-Group Credit Facility, the Corporation will pay an annual facility fee based upon the Corporation’s current credit rating. The maturity date for the Intra-Group Credit Facility is June 18, 2028.

As previously disclosed, on April 15, 2021, Corporation entered into a side letter agreement with Iberdrola, S.A. (the “Side Letter Agreement”), which sets forth certain terms and conditions relating to the funding commitment letter (the “Funding Commitment Letter”) issued by Iberdrola on October 20, 2020 in connection with the Merger. The Side Letter Agreement provides that any drawing in the form of indebtedness made by the Corporation pursuant to the Funding Commitment Letter shall bear interest at an interest rate equal to 3-month LIBOR plus 0.75% per annum calculated on the basis 360-day year for the actual number of days elapsed and, commencing on the date of the Funding Commitment Letter, the Corporation shall pay Iberdrola a facility fee equal to 0.12% per annum on the undrawn portion of the funding commitment set forth in the Funding Commitment Letter. The Corporation is required to repay any amounts drawn on the Funding Commitment Letter in the form of indebtedness no later than 180 days from the date of such draw and the Side Letter Agreement will terminate on the earlier of (i) the closing of the Merger and payment of the Merger consideration set forth in the Merger Agreement and (ii) the termination of the Merger Agreement. On May 20, 2022, Iberdrola, S.A. assigned the Side Letter Agreement and Funding Commitment Letter to the Lender.

On July 19, 2023, the Corporation and the Lender entered into an additional side letter agreement, which provides for the replacement of LIBOR-based rates with SOFR-based rates for drawings made pursuant to the Funding Commitment Letter.

The description above is only a summary of the material provisions of the Credit Facility, the Intra-Group Green Loan Agreement, Intra-Group Credit Facility, and Amendment to Side Letter, and does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2, dated July 17, 2023, to the Revolving Credit Agreement, dated as of November 21, 2021 among Avangrid, Inc., New York State Electric & Gas Corporation, Rochester Gas and Electric Corporation, Central Maine Power Company, The United Illuminating Company, Connecticut Natural Gas Corporation, The Southern Connecticut Gas Company, The Berkshire Gas Company, the several lenders from time to time parties thereto, Mizuho Bank, Ltd., as Administrative Agent, MUFG Bank, LTD., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch and Santander Bank, N.A., as Co-Documentation Agents, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as Sustainability Agent, and Mizuho Bank, Ltd., BOFA Securities, Inc., JPMorgan Chase Bank, N.A., MUFG Bank, LTD., BBVA Securities Inc., and Santander Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners.

10.2	Intra-Group Green Loan Agreement, dated July 19, 2023, between Avangrid, Inc. and Iberdrola Financiación, S.A.U.

10.3	Intra-Group Credit Agreement, dated July 19, 2023, between Avangrid, Inc. and Iberdrola Financiación, S.A.U.

10.4	Side Letter to Platinum Commitment Letter, dated June 30, 2023, between Avangrid, Inc. and Iberdrola Financiación, S.A.U.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Patricia Cosgel
Name:	Patricia Cosgel
Title:	Senior Vice President – Chief Financial Officer

Dated: July 21, 2023

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